SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                             HEILIG MEYERS COMPANY
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                             HEILIG-MEYERS COMPANY
                           12560 West Creek Parkway
                           Richmond, Virginia 23238




                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held June 17, 1998


TO THE HOLDERS OF COMMON STOCK:

     The Annual Meeting of Shareholders of Heilig-Meyers Company (the "Company") will be held at The Jefferson -- Franklin and Adams Streets, Richmond, Virginia, on Wednesday, June 17, 1998, commencing at 10:30 a.m. E.D.T., for the following purposes:

   1. To elect a board of fourteen directors.

   2. To act on a proposal to approve the Company's 1998 Stock Incentive Plan.


   3. To ratify or reject the selection of Deloitte & Touche LLP as accountants and auditors for the Company for the current fiscal year.

   4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on April 24, 1998, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournments thereof.

   Your attention is directed to the attached Proxy Statement.



                                        By Order of the Board of Directors





                                        PAIGE H. WILSON, Secretary

May 8, 1998


PLEASE FILL IN, SIGN, DATE AND RETURN PROMPTLY THE ACCOMPANYING PROXY. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR OWN SHARES.

                             HEILIG-MEYERS COMPANY
                           12560 West Creek Parkway
                           Richmond, Virginia 23238


                                PROXY STATEMENT


                     To Be Mailed on or about May 8, 1998
                                      for
                        Annual Meeting of Shareholders
                           To Be Held June 17, 1998

     The accompanying proxy is solicited by and on behalf of the Board of Directors of Heilig-Meyers Company (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held June 17, 1998, or any adjournments thereof, for the purposes set forth in this Proxy Statement and the attached Notice of Annual Meeting of Shareholders. Supplementary solicitations may also be made by mail or by telephone, telegraph or personal interview by directors, officers and regular employees of the Company, none of whom will receive additional compensation for these services. It is also contemplated that, for a fee of $5,500 plus certain expenses, additional solicitation will be made by personal interview, telephone, telecopy and telegraph under the direction of the proxy solicitation firm of D. F. King & Co., Inc., 77 Water Street, New York, New York 10005. Costs of solicitation of proxies will be borne by the Company, which will also reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in forwarding proxy materials to the beneficial owners of shares held by them.

     The shares represented by all properly executed proxies received by the Secretary of the Company and not revoked as herein provided will be voted as set forth herein unless the shareholder directs otherwise in the proxy, in which event such shares will be voted in accordance with such directions. Any proxy may be revoked at any time before the shares to which it relates are voted either by written notice (which may be in the form of a substitute proxy delivered to the secretary of the meeting) or by attending the meeting and voting in person.

     Presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting will constitute a quorum. Shares for which the holder has elected to abstain or to withhold the proxies' authority to vote on a matter will count towards a quorum, but will have no effect on the action taken with respect to such matter. Shares held of record by a broker or its nominee (broker non-votes) that are not voted on any matter at the meeting will not be included in determining whether a quorum is present at the meeting.


                       VOTING SECURITIES AND RECORD DATE

     The Board of Directors has fixed the close of business on April 24, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournments thereof. Each holder of record of the Company's Common Stock, $2.00 par value (the "Common Stock") on the record date will be entitled to one vote for each share then registered in the holder's name with respect to all matters to be considered at the meeting. As of the close of business on the record date, 59,076,863 shares of Common Stock were outstanding and entitled to vote at the meeting.

                             ELECTION OF DIRECTORS

Nominees

     The Company's Board of Directors presently consists of fourteen directors. The nominees named below, other than L. Douglas Wilder, were elected at the 1997 Annual Meeting of Shareholders to serve until the next Annual Meeting of Shareholders or the election and qualification of their successors. The fourteen nominees for director receiving the greatest number of votes cast for the election of directors will be elected.

     Each of the nominees has consented to being named as a nominee in this Proxy Statement, has agreed to serve if elected, and has furnished to the Company the information set forth in the table below with respect to his or her age, principal occupation or employment and beneficial ownership of Common Stock as of April 24, 1998. The table also sets forth the amount of shares beneficially owned as of April 24, 1998, by all the executive officers set forth in the summary compensation table who are not directors, and by all executive officers and directors as a group and the percentage of outstanding shares represented by the stated beneficial ownership. To the best of the Company's information, the persons named in the table, and all executive officers and directors as a group, have sole voting and investment power with respect to shares shown as owned by them, except as set forth in the notes thereto.

     It is expected that each of these nominees will be able to serve, but in the event that any such nominee is unable to serve for any reason (which event is not now anticipated), the proxies reserve discretion to vote or refrain from voting for a substitute nominee or nominees. Shareholders may withhold authority to vote for any of the nominees on the accompanying proxy.

     In April 1998, the Board of Directors adopted a mandatory retirement age of 72 for directors and provided that the four directors over the age of 72 be grandfathered for one year and nominated for re-election at the 1998 Annual Meeting of Shareholders. In view of the substantial contributions of the Meyers family and these directors in the founding and growth of the Company, the Board has provided that, as of the 1999 Annual Meeting of Shareholders, each of these four individuals will become director emeritus of the Company.



                                                                       Amount of Shares
         Name, Age, Positions of Directors                            Beneficially Owned
           with the Company or Principal                                and Percent of
            Occupation for the Past Five               Director        Class Outstanding
            Years and Other Information                Since(1)     as of April 24, 1998(2)
---------------------------------------------------   ----------   ------------------------
WILLIAM C. DERUSHA, 48 ............................     1983                676,673(3)(4)
Chairman of the Board since April 1986.
Chief Executive Officer since April 1984.
Director, Peebles Inc. and First Union Regional
Board.
TROY A. PEERY, JR., 52 ............................     1984                649,563(3)
President since April 1986. Chief Operating Officer
since December 1987. Director, S&K Famous
Brands, Inc. and Open Plan Systems, Inc. Trustee,
The Mentor Funds.
ALEXANDER ALEXANDER, 69 ...........................     1975                 34,500(3)
President, Colony Management Corporation (real
estate management).

                                                                              Amount of Shares
            Name, Age, Positions of Directors                                Beneficially Owned
              with the Company or Principal                                    and Percent of
              Occupation for the Past Five                  Director         Class Outstanding
               Years and Other Information                  Since(1)    as of April 24, 1998(2)
--------------------------------------------------------   ----------   ---------------------------
ROBERT L. BURRUS, JR., 63 ..............................      1973                 41,824(3)
Chairman and partner of McGuire, Woods, Battle &
Boothe, L.L.P. (law firm). Director, CSX
Corporation, S&K Famous Brands, Inc., Concepts
Direct, Inc., O'Sullivan Corporation and Smithfield
Foods, Inc.
BEVERLEY E. DALTON, 49 .................................      1996                  6,000(3)
Owner, W.C. English, Inc. (general construction firm).
CHARLES A. DAVIS, 49 ...................................      1996                     --
President and Chief Operating Officer, Marsh &
McLennan Risk Capital Corp. (insurance and
reinsurance brokerage services firm) since April 1,
1998. Director, Lechters, Inc., Media General, Inc.,
Merchants Bancshares, Inc., Progressive Corporation
and USLIFE Corporation. Prior to April 1, 1998,
Limited Partner and Senior Director, Investment
Banking, Goldman, Sachs & Co.
BENJAMIN F. EDWARDS III, 66 ............................      1983                 45,250(3)(5)
Chairman of the Board, President, Chief Executive
Officer, and Director, A.G. Edwards, Inc., the parent of
A.G. Edwards & Sons, Inc. (securities brokerage and
investment banking). Director, National Life Insurance
Company of Vermont.
ALAN G. FLEISCHER, 80 ..................................      1976                 23,750(3)
Of Counsel, law firm of Hirschler, Fleischer,
Weinberg, Cox & Allen. Member, Board of Associates,
University of Richmond, Chairman, Virginia
Commonwealth University, Commonwealth Society.
NATHANIEL KRUMBEIN, 83 .................................      1946                124,685(3)(6)
Retired Vice Chairman of the Company.
HYMAN MEYERS, 86 .......................................      1940                148,022(3)(7)
Retired Chairman of the Board of the Company.
S. SIDNEY MEYERS, 84 ...................................      1940                 63,151(3)(7)(8)
Retired Vice Chairman of the Company.
LAWRENCE N. SMITH, 60 ..................................      1975                 44,681(3)(9)
President and Chief Executive Officer, Resource Bank.
EUGENE P. TRANI, PH.D., 58 .............................      1996                  1,000(3)
President, Virginia Commonwealth University.
Director, Crestar Financial Corporation and
LandAmerica Financial Group, Inc.

                                                                             Amount of Shares
            Name, Age, Positions of Directors                               Beneficially Owned
              with the Company or Principal                                   and Percent of
              Occupation for the Past Five                  Director         Class Outstanding
               Years and Other Information                  Since(1)    as of April 24, 1998(2)
--------------------------------------------------------   ----------   --------------------------
L. DOUGLAS WILDER, 67 ..................................     1997                 --
Partner, law firm of Wilder & Gregory since
January 1994; Governor, Commonwealth of Virginia
(January 1990-January 1994)
Certain Executive Officers
---------------------------------------------------------
JOSEPH R. JENKINS ......................................                     263,695(3)
Executive Vice President
JAMES F. CERZA, JR. ....................................                     312,450(3)(10)
Executive Vice President
GEORGE A. THORNTON III .................................                     287,699(3)(11)
Executive Vice President
All current executive                                                      3,222,793(3)(12)
officers and directors as a group (22 persons) .........
                                                                                 5.5%

----------
     (1) Year in which the nominee was first elected a director of the Company or any of its predecessors. The Company's predecessors are numerous Virginia and North Carolina corporations, the first of which was incorporated in 1940, and all of which were merged into Heilig-Meyers Company, a North Carolina corporation, in March 1970, which in turn was merged into the Company in June 1972.

     (2) Unless otherwise indicated, less than one percent of the outstanding Common Stock.

     (3) Includes shares that could be acquired through the exercise of stock options within 60 days after April 24, 1998.

     (4) Excludes 150 shares owned of record by Mr. DeRusha's wife.

     (5) Excludes 2,000 shares owned of record by Mr. Edwards' wife.

     (6) Includes 5,046 shares held by Mr. Krumbein and his wife as co-trustees or custodians. Excludes 48,266 shares owned of record by Mr. Krumbein's wife. Includes 38,924 shares held of record by the Krumbein Foundation of which Mr. Krumbein is an officer, as to which shares he may be deemed to share voting and investment powers.

     (7) Includes 5,023 shares owned of record by the Meyers-Krumbein Foundation of which Messrs. Hyman and S. Sidney Meyers are officers, as to which shares they may be deemed to share voting and investment powers.

     (8) Excludes 27,149 shares owned of record by Mr. Meyers' wife.

     (9) Includes 3,000 shares held in trust of which Mr. Smith is trustee, as to which shares Mr. Smith may be deemed to have voting and investment powers. Excludes 5,000 shares owned of record by Mr. Smith's wife.

     (10) Excludes 15,817 shares owned of record by Mr. Cerza's wife.

     (11) Includes 34,367 shares held by Mr. Thornton as trustee for his children. Excludes 22,072 shares owned of record by the George and Eleanor D. Thornton Foundation of which Mr. Thornton is a director.

     (12) Excludes a total of 2,394 shares owned of record by the wives of executive officers not named above. Also, see notes 4 through 11 above.

     The law firm of McGuire, Woods, Battle & Boothe LLP (of which Mr. Burrus is the Chairman) was retained as general counsel by the Company during the fiscal year ended February 28, 1998, and has been so retained during the current fiscal year. The securities brokerage and investment banking firm of A.G. Edwards & Sons, Inc. performed investment banking services for the Company during the fiscal year ended February 28, 1998, and may perform such services for the Company during the current fiscal year. Mr. Edwards is Chairman of the Board, President, Chief Executive Officer and Director of the parent company of A.G. Edwards & Sons, Inc.


Nominations for Director

     The By-laws of the Company provide that the only persons who may be nominated for Directors are (i) those persons nominated by the Company's Board of Directors; (ii) those persons nominated by the Corporate Organization and Responsibility Committee of the Company's Board of Directors and (iii) those persons whose names were personally delivered to the Secretary of the Company not later than the close of business on the tenth day following the mailing date of the Company's Proxy Statement for an annual meeting or delivered to the Secretary of the Company by United States mail, postage prepaid, postmarked no later than ten days after the mailing date of the Proxy Statement for an annual meeting. Any shareholder wishing to nominate a person other than those listed in this Proxy Statement must submit the following information in writing to the Office of the Secretary, Heilig-Meyers Company, 12560 West Creek Parkway, Richmond, Virginia 23238: (i) the name and address of the shareholder who intends to make the nomination; (ii) the name, address, and principal occupation of each proposed nominee; (iii) a representation that the shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and (iv) the written consent of each proposed nominee to serve as a director of the Company if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     By requiring advance notice of shareholder nominations, this By-law affords the Board of Directors the opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board, to inform shareholders about such qualifications. The By-law does not give the Board of Directors any power to approve or disapprove of share holder nominations for election of directors. However, it may have the effect of precluding a contest for the election of directors if its procedures are not followed, and therefore may discourage or deter a shareholder from conducting a solicitation of proxies to elect his own slate of directors.


Family Relationships

     Hyman Meyers, Director of the Company, and S. Sidney Meyers, Director of the Company, are brothers. Nathaniel Krumbein, Director of the Company, is their brother-in-law.


Attendance

     The Board of Directors held seven meetings during the fiscal year ended February 28, 1998. Each director attended 75 percent or more of these meetings, including regularly scheduled and special meetings, and the meetings of all committees of the Board on which he or she served that were held in the past fiscal year during the periods in which he or she was a director or served on such committees.


Section 16(a) Beneficial Ownership Reporting Compliance

     The Securities Exchange Act of 1934 requires the Company's executive officers and directors, and any persons owning more than 10% of the Common Stock, to file certain reports of ownership and changes in ownership with the Securities and Exchange Commission. With respect to the fiscal year ended February 28, 1998, and based solely on its review of the copies of the Forms 3, 4 and 5 received by it and written representations from certain reporting persons that no Forms 5 were required to be filed by those persons, the Company believes that all executive officers and directors complied with such filing requirements, except: (i) Patrick Stern, Executive Vice President, filed his Form 3 reporting ownership of Common Stock in June 1997, and (ii) James F. Cerza, Jr., William C. DeRusha, William J. Dieter, Joseph R. Jenkins, Frederick
E. Meiser, Troy A. Peery, Jr., James R. Riddle and George A. Thornton III each filed late one report of a stock option award granted on February 28, 1997 under the Company's 1994 Stock Option Plan.


Committees of the Board of Directors

     The standing committees of the Board of Directors of the Company include an Audit Committee, a Compensation Committee and a Corporate Organization and Responsibility Committee.

     Messrs. Smith, Alexander, Edwards and Fleischer and Ms. Dalton are the members of the Audit Committee, which met two times during the fiscal year ended February 28, 1998. The primary functions of the Committee are to make recommendations to the Board concerning engaging and discharging the independent auditors; to review the overall scope and the results of the annual audit; to review the independence of the independent auditors; and to review the functions and performance of the internal audit department and the Company's internal accounting controls.

     Messrs. Davis, Edwards, Fleischer and Smith and Dr. Trani are the members of the Compensation Committee, which met five times during the fiscal year ended February 28, 1998. The primary functions of the Committee are to review and make recommendations concerning the direct and indirect compensation of officers elected by the Board; to administer and make awards under the Company's stock option programs; to review and evaluate the performance of the Chief Executive Officer; to review and determine the salary level for the Company's Chief Executive Officer; to review and report to the Board concerning annual salaries and year-end bonuses recommended by management for other officers and certain other executives; to recommend special benefits and perquisites for management and to generally consult with management regarding employee benefits and personnel policies.

     Messrs. Burrus, Alexander, Davis and Wilder, Dr. Trani and Ms. Dalton are the members of the Corporate Organization and Responsibility Committee, which met four times during the fiscal year ended February 28, 1998. The primary functions of the Committee are to recommend persons for membership on the Board and for membership on committees established by the Board and to consider nominees recommended by shareholders.

     The Committee is also responsible for assessing the Board's performance, succession planning and assisting the Chairman and Chief Executive Officer on matters of broad corporate significance.

Executive Compensation

     Summary Compensation Table. The table below sets forth for the years ended February 28 (29), 1998, 1997 and 1996, the annual and long-term compensation for services in all capacities to the Company and its subsidiaries of those persons who at February 28, 1998, were the Company's Chief Executive Officer and the next four highest compensated executive officers of the Company whose salary and bonus exceeded $100,000 for the year ended February 28, 1998 (the "Named Executive Officers").

                                                                                            Long-Term
                                                                                           Compensation
                                                      Annual Compensation                     Awards
                                           ------------------------------------------   -----------------
                                                                                            Securities
                                 Fiscal                                 Other Annual        Underlying           All Other
Name and Principal Position       Year        Salary         Bonus      Compensation     Options/SARs(#)        Compensation
-----------------------------   --------   ------------   ----------   --------------   -----------------   -------------------
William C. DeRusha
 Chairman of the                 1998       $ 684,015      $     --     (1)                       --            $   18,157 (2)
 Board and Chief                 1997         572,400       171,720     (1)                   34,320                12,062
 Executive Officer               1996         530,000            --     (1)                   63,600                17,067
Troy A. Peery, Jr.               1998         615,614            --     (1)                       --                16,469 (2)
 President and Chief             1997         515,160       154,548     (1)                   34,320                10,908
 Operating Officer               1996         477,000            --     (1)                   63,600                16,261
Joseph R. Jenkins                1998         378,077            --     (1)                       --                10,066 (2)
 Executive Vice                  1997         340,000       102,000     (1)                   20,400                 7,326
 President                       1996         325,000            --     (1)                   39,600                10,363
James F. Cerza, Jr.              1998         378,077            --     (1)                       --                 9,981 (2)
 Executive Vice                  1997         340,000       102,000     (1)                   20,400                 7,264
 President                       1996         325,000            --     (1)                   39,600                10,266
George A. Thornton III (3)       1998         314,231       120,000     (1)                       --                81,252 (4)
 Executive Vice                  1997              --            --     (1)                   75,000                    --
 President                       1996              --            --     --                        --                    --

----------
     (1) None of the Named Executive Officers received Other Annual Compensation in excess of the lesser of $50,000 or 10% of combined salary and bonus for fiscal 1996, 1997 or 1998.

     (2) Consists of Company contributions to the Employees' Profit Sharing and Retirement Savings Plan ("Savings Plan"), the Employees' Supplemental Profit Sharing and Retirement Savings Plan ("Supplemental Plan") and the dollar value of split dollar life insurance premiums paid on behalf of the named executive officers. Company contributions to the Savings Plan, Company contributions to the Supplemental Plan and dollar value of split dollar life insurance premiums paid, respectively, during fiscal 1998, for the named executive officers were:
Mr. DeRusha, $3,200, $14,597, $360; Mr. Peery, $3,200, $12,948, $321; Mr.
Jenkins, $3,200, $6,459, $407; and Mr. Cerza, $3,200, $6,400, $381.

     (3) Mr. Thornton became Executive Vice President in February 1997. Pursuant to the terms on which Mr. Thornton was employed, he received a bonus of $120,000. During fiscal 1998, Mr. Thornton did not receive any bonus under the Company's Annual Performance-Based Bonus Plan.

     (4) Consists of relocation and related expenses of $80,933 and dollar value of split dollar life insurance premiums paid of $319.

     Option Grant Table. No grants of stock options were made during the year ended February 28, 1998, to the Named Executive Officers.

     Aggregated Option Exercises and Year-end Option Values. The following table sets forth the number of shares acquired on exercise of stock options and the aggregate gains realized on exercise in fiscal 1998 by the Company's executive officers named in the Summary Compensation Table. The table also sets forth the number of shares covered by exercisable and unexercisable options held by such executives on February 28, 1998, and the aggregate gains that would have been realized had these options been exercised on February 28, 1998, even though these options were not exercised, and the unexercisable options could not have been exercised, on February 28, 1998.

              Aggregated Option/SAR Exercises in Last Fiscal Year
                         and FY-End Option/SAR Values



                                                                  Number of Securities
                                                                 Underlying Unexercised             Value of Unexercised
                                                                      Options/SARs                  In-The-Money Options
                                                                        at FY-End                       at FY-End(1)
                                                             -------------------------------   ------------------------------
                               Shares
                             Acquired on         Value
          Name              Exercise (#)     Realized ($)     Exercisable     Unexercisable     Exercisable     Unexercisable
------------------------   --------------   --------------   -------------   ---------------   -------------   --------------
William C. DeRusha                 --          $     --         594,223          31,800         $2,016,675          $  --
Troy A. Peery, Jr.                 --                --         545,046          31,800          1,698,500             --
Joseph R. Jenkins              20,000           189,400         255,950          19,800            620,201             --
James F. Cerza, Jr.                --                --         311,450          19,800            979,286             --
George A. Thornton III             --                --          95,250              --            121,500             --

----------
     (1) Based on the closing sales price of the Common Stock of $ 15 1/2 on February 27, 1998.


Compensation Committee Report on Executive Compensation

     The Compensation Committee (the "Committee") of the Board of Directors (comprised of directors who are not employees of the Company) has provided the following report on executive compensation:

     Compensation Philosophy. The Committee believes that corporate performance and, in turn, shareholder value will be enhanced by a compensation system which supports and reinforces the Company's key operating and strategic goals while aligning the financial interests of the Company's executive officers with those of the shareholders. The Company utilizes both annual and long-term incentive compensation programs to achieve these objectives. The incentive programs are tied to Company-wide business goals, as well as individual goals for certain officers. For executive officers, the Company relies on an annual performance-based bonus program and a stock option program to align the executives' financial interests with those of its shareholders.

     Components of the Compensation Program. The Company's compensation program for executive officers is composed of base salary, an annual incentive bonus program, and a stock option program, elements of which are tied to the Company's success in achieving financial and strategic performance goals. The Board of Directors approves the Company's performance goals, which are proposed by management and determined by the Committee, as part of the Company's budgeting process.

     During the fiscal year ended February 28, 1998 (the "1998 fiscal year"), the Committee retained the services of a compensation consultant to perform a comprehensive review of the Company's compensation practices and programs. The Committee considered the report and recommendations of the compensation consultant in connection with the Committee's determinations for the executive compensation program for the 1998 fiscal year. The Company's performance was compared to a compensation peer group consisting of large brand name retailers and companies primarily engaged in the retail furniture industry. The Company's performance placed it in the third quartile of the peer group for the measurement period. The Committee determined that generally total compensation for executives should be in the third quartile of the peer group.

     Each year, the Committee reviews proposals submitted by the Company's Chief Executive Officer ("CEO") for annual salary for the executive officers other than the CEO. In evaluating the CEO's proposals, the Committee considers
(1) the individual executive officer's performance, including evaluations provided by the CEO; and (2) the Company's performance in relation to its performance goals, which include pre-tax earnings, earnings per share, and return on equity. Under employment agreements covering four of the five most highly compensated executive officers, the Committee may increase, but not decrease, executive salaries on an annual basis. On average, salaries for executives had been at the intended level in comparison to the compensation peer group.

     The Committee considers annually the effect of Internal Revenue Code
Section 162(m), which imposes a $1 million limit per year on the corporate tax deduction for compensation paid or accrued with respect to the five most highly compensated executives of a publicly held corporation. Performance-based compensation that meets certain requirements is not subject to this deduction limit. The Company's 1994 Stock Option Plan and Annual Performance-Based Bonus Plan meet these requirements for performance-based compensation. The Committee believes that it is in the best interests of the Company to minimize or eliminate any loss of tax deductions, to the extent that action is consistent with the objectives of the Company's overall executive compensation program.

     The Company's Annual Performance-Based Bonus Plan ("Bonus Plan") provides executives with the potential to receive cash bonus awards based upon the achievement of Company performance goals. The performance goals are designated by the Committee near the beginning of each fiscal year. If the performance goals are not met, no bonus is payable under the Bonus Plan. The Bonus Plan includes only objective performance goals that preclude individual discretion, and does not include personal performance as one of the performance-based criteria for the five most highly compensated officers. The targeted bonus amounts were determined to be generally consistent with the intended peer group levels based on the compensation consultant's report. No bonuses were payable for the 1998 fiscal year under the Bonus Plan because the Company did not reach the earnings and pre-tax profit thresholds set for the year. No bonuses were awarded under the Bonus Plan to the five most highly compensated executive officers.

     The Company's long-term incentive program is a stock option program under which the Committee reviews and recommends proposed grants of long-term incentive compensation in the form of stock options. The Committee considers stock options to be an important means of insuring that senior executives maintain their incentive to increase the profitability of the Company and the value of the Company's stock. Because the value of stock options is entirely a function of the value of the Company's stock, the Committee believes that this component of the Company's compensation arrangement strongly aligns the interests of the senior executives with those of the Company's shareholders.

     The Committee has implemented an objective formula award procedure for granting options. Under this formula, the option grant size is based on the individual executive's job classification and salary level. A fixed number of options for certain increments of salary is established for each job classification. With respect to all officers, including the five most highly compensated officers, the Committee retains the latitude to adjust the formula awards up or down based on business conditions and individual responsibilities and contributions to the Company. Options are granted with an exercise price equal to the fair market value of the Company's stock on the date of grant.

     Options were not granted to any executive officers (except newly hired officers) during the 1998 fiscal year because an insufficient number of shares were available under the Company's 1994 Stock Option Plan. The Committee recommended and the Board has adopted a 1998 Stock Incentive Plan, submitted to shareholders for approval, to allow continuation of the stock option grant program. In addition, the compensation consultant has recommended changes to the relative grant sizes among different levels of executives and in the objective formula for the size of grants. Compared to the compensation peer group, the grant formula was determined to have produced long-term incentives that were below the intended market grant levels. The Committee will consider these recommendations for grants made after the 1998 fiscal year.

     Chief Executive Officer's Compensation. The Committee determined the compensation of William C. DeRusha, Chief Executive Officer, for the 1998 fiscal year, in a manner consistent with the guidelines described above. The Committee evaluated the Company's performance with respect to its stated budget and financial goals and in comparison to the financial performance of the retail and furniture retail industries as a whole. The Committee also evaluated Mr. DeRusha's strong leadership and management motivation during difficult competitive conditions.

     The compensation consultant determined that Mr. DeRusha's 1997 base salary was substantially below the target established by the Committee of the third quartile of the compensation peer group. Based on its evaluation of Mr. DeRusha's and the Company's performance and the peer group comparison, the Committee determined that Mr. DeRusha's 1998 base salary should be increased to $700,000. This base salary would put Mr. DeRusha slightly above the median salary for chief executive officers of companies in the third quartile of the compensation peer group. The Committee determined that this base salary would, in all likelihood, not be further increased until the Company's performance improves.

     The compensation consultant reported that Mr. DeRusha's bonus opportunity and stock option grants had been below the median of the third quartile for chief executive officers of the compensation peer group. However, the Committee did not increase the level of Mr. DeRusha's participation in the Bonus Plan or in the formula award level for future stock option grants. The Committee will consider adjustments in these programs for Mr. DeRusha in future years.

     Administration of Compensation Programs. The Committee oversees all compensation programs for senior management and reviews and approves certain plans and programs for other employees. The Committee or subcommittees of the Committee review management recommendations and ultimately determine levels of base salary, annual performance-based bonus payments and stock option grants for all executives. The Committee also reviews and determines the compensation of the CEO, whose compensation is reported in this proxy statement.

     Benjamin F. Edwards replaced Robert L. Burrus, Jr. on the Compensation Committee during the 1998 fiscal year. Mr. Burrus participated in setting 1998 fiscal year compensation levels for executives except for the determination of 1998 fiscal year bonuses to be paid in which Mr. Edwards participated.


                            COMPENSATION COMMITTEE

                          Charles A. Davis, Chairman
                           Benjamin F. Edwards, III
                               Alan G. Fleischer
                               Lawrence N. Smith
                            Eugene P. Trani, Ph.D.
                             Robert L. Burrus, Jr.

Performance Graph

     The following graph compares the cumulative total return on the Company's Common Stock ("HMY") with the cumulative total return of the companies included in the S&P 500 and the S&P Retail Stores Composite for the last five fiscal years.


HEILIG-MEYERS COMPANY
--------------------------------------------------------------------------------
Fiscal Years Ended February 1992 to February 1997

                                    [GRAPH]

                                1993            1994            1995         1996        1997       1998
HMY                             100             166.8           120.5        72.4         74.5       83.2
S&P 500                         100             108.3           116.3       157.7        197.6      266.8
S&P RETAIL COMPOSITE            100             100.6            92.1       102.1        125.1      191.4



--------------------------------------------------------------------------------

Employment Agreements

     The Company has entered into employment contracts with William C. DeRusha and Troy A. Peery, Jr., which provide for a constant rolling three-year employment period. These contracts provide that the executive's position will be at least commensurate in all material respects with the most significant of those held by the executive during the 90 days before November 1, 1996. These contracts also provide that the executive will be nominated for election to the Board of Directors during the employment period and, in the case of Mr. DeRusha, will serve as Chairman of the Board. Under these contracts, Messrs. DeRusha and Peery are entitled to receive an annual base salary at least equal to that in effect on November 1, 1996. These contracts provide for annual review of the base salary and permit the annual base salary to be increased, but not decreased. These contracts also provide that each executive is entitled to an annual bonus in accordance with the terms of the Company's annual performance-based bonus plan or, if more favorable, a bonus under other plans in effect generally with respect to other peer executives of the Company. These contracts provide further that the Company may terminate either executive's employment for cause as defined in the contracts. In the event of such termination, the contract terminates without further obligation to the terminated executive except for payment of annual base salary to the date of termination plus any previously deferred and unpaid compensation.

     If the Company terminates the executive's employment other than for cause or the death of the executive, or if the executive terminates employment for any reason, the executive is entitled to receive a lump sum cash payment equal to the sum of (i) unpaid annual base salary through the date of termination,
(ii) the greater of the annual bonus paid or payable for the most recently completed fiscal year or the average annualized bonus paid or payable in respect of the three fiscal years immediately preceding the fiscal year in which termination occurs (the "Highest Annual Bonus") for the portion of the then current fiscal year through the executive's termination of employment,
(iii) previously deferred and unpaid compensation, (iv) accrued vacation pay, and (v) annual base salary plus the Highest Annual Bonus payable for the remainder of the three-year employment period. The terminated executive is also entitled to a continuation of medical and other benefits for three years following termination of the employment or such longer period as the applicable benefit program may provide. Each of these executives has also agreed not to compete with the Company in the United States for a period of 36 months following termination of the executive's employment. This non-competition covenant may be terminated by the executive if his employment was terminated by the Company other than for cause and if he desires to accept employment with a competitor, provided that he agrees to repay the Company the portion of the amount paid to him for salary and bonus with respect to the year in which termination took place equal to the amount of salary and pro rata bonus payable to him by the competitor during the three-year period following termination of employment with the Company.

     The Company has also entered into employment contracts with Joseph R. Jenkins and James F. Cerza, Jr. effective March 1, 1991. These contracts provided for an initial two-year term that ended February 28, 1993, with automatic annual one-year extensions, unless either party notifies the other at least one year in advance that it does not wish to extend the term. The contracts also provide that Messrs. Jenkins and Cerza will receive annual salaries established by the Compensation Committee of the Board of Directors of the Company (or the Board of Directors of the Company), which may be increased, but not decreased, on an annual basis. The contracts provide that each executive is entitled to an annual bonus in accordance with the terms of the Company's annual performance bonus plan, provided that in the event of a change of control, such payment shall be not less than the average bonus paid to him during the three fiscal years immediately preceding the year for which the bonus is currently payable. The contracts provide further that the Company may terminate an executive's employment immediately for cause as defined in the contracts. In the event of such a termination before the expiration of the employment term, each executive will forfeit the right to receive any further salary or benefits to which he is entitled under the employment contract. Should an executive voluntarily terminate employment and become employed with another employer before the expiration of the employment term, he will also forfeit the right to receive any further salary or benefits to which he is entitled under the employment contract.

     These contracts also provide that if (a) the executive's employment is terminated by the Company for any reason other than cause or (b) the executive voluntarily terminates employment within 60 days after there has been a material reduction in his compensation, benefits or other material change in his employment status, he will be entitled to a lump sum payment equal to the aggregate compensation he would have received during the remainder of the employment term. If a change of control event occurs, the bonus to which the executive is entitled during the change of control year will be computed on the assumption that the financial results achieved before the change of control will continue at levels not less favorable than those before the change of control.


Executive Supplemental Retirement Plan

     The Company has executive supplemental retirement agreements with Messrs. DeRusha, Peery, Jenkins, Cerza and Thornton that entitle them to receive death benefits or supplemental retirement income. If the executive officer dies before age 65 in the employment of the Company, the executive's beneficiary will receive annual benefits of 100% of the executive officer's salary for a period of two years in the case of Messrs. DeRusha and Peery and one year in the case of Messrs. Jenkins, Cerza and Thornton. Thereafter, the executive's beneficiary will receive annual benefits of 50% of the executive officer's salary for a period of eight years. The agreements define salary as the executive's highest final compensation payable over the three year fiscal period preceding retirement or termination. Final compensation means the executive's base salary established by the Compensation Committee for each of the three fiscal year periods, including any bonus paid or payable to the executive on account of each of the fiscal years. If the executive officer retires at age 65, he will receive an annual retirement benefit equal to a designated percentage of his salary (25% in the case of Messrs. DeRusha and Peery and 22.5% in the case of Messrs. Jenkins, Cerza and Thornton) at the time of retirement increased four percent annually for a period of 15 years. In the event an executive officer dies after retirement, but before he has received all of his retirement income, the executive officer's beneficiary will receive annual benefits equal to a percentage of such executive officer's salary for the balance of the 15-year period. The Company owns and is the beneficiary under life insurance contracts intended to provide the Company with funds to meet its obligations under all executive supplemental retirement agreements.


Executive Severance Plan

     The Company has an executive severance plan under which executives (other than Messrs. DeRusha, Peery, Jenkins and Cerza) designated by the Compensation Committee are covered. The executive severance plan is triggered by a change of control and, once triggered, provides certain employment and compensation guarantees for a two-year period. During the two-year period, eligible executives are guaranteed salary and bonuses at levels not less than those paid during the one-month period before the change of control. If an executive is terminated or voluntarily terminates within 60 days because the executive's working conditions have materially changed, the executive will be entitled to receive 200% of salary and bonuses received for the preceding twelve-month period. If a change of control does not occur the plan has no effect. The severance plan covers, in general, all officers of the Company (other than Messrs. DeRusha, Peery, Jenkins, Cerza and one other Executive Vice President), certain categories of key administrative people designated by the Chairman and all full-time employees with ten or more years of service.

Directors' Compensation

     For the fiscal year ended February 28, 1998, all directors who were not employees of the Company were paid fees of $25,000, plus a fee of $1,500 for each board meeting attended in person and a fee of $750 for each board meeting attended by telephone. The Company maintains deferred compensation agreements pursuant to which an outside director may defer all or a portion of the fees received for services performed for the Company as a director. The agreements provide deferred income to the participating director and/or the director's family at the director's attainment of age 70 or upon death. The Compensation Committee may, in its sole discretion, provide for deferred income benefits in the event of a director's permanent disability. The benefit payable under these agreements is fixed for each outside director. Benefits are payable in monthly payments over a 15-year period. These agreements provide for immediate payment of an actuarially reduced benefit to each outside director upon the termination of the director's relationship with the Company before age 70, unless the relationship terminated for "due cause" as determined by the Compensation Committee or Board of Directors of the Company. Generally, if a director terminates his relationship with the Company following a change of control, the director will be entitled to receive a reduced lump sum payment equal to the actuarial equivalent of the benefit the director would have received at age 70 (taking into account deferrals made to the date of the director's death). The deposited amount would be subject to the claims of creditors, but would not be otherwise available to the Company.

     In addition, directors who serve on the Executive Committee of the Company's Board of Directors and who are not full-time employees of the Company received a fee of $1,500 for each executive committee meeting attended in the fiscal year ending February 28, 1998. These directors are Robert L. Burrus, Jr., Charles A. Davis, Hyman Meyers and Lawrence N. Smith. Messrs. DeRusha and Peery also serve on the Executive Committee. Directors who serve on all other committees and who are not full-time employees of the Company received a fee of $1,000 for each committee meeting attended in the fiscal year ending February 28, 1998.


Compensation Committee Interlocks and Insider Participation

     Mr. Davis, Chairman of the Compensation Committee, is President and Chief Operating Officer of Marsh & McLennan Risk Capital Corp. ("Marsh & McLennan"), which provided insurance and reinsurance brokerage services to the Company during the fiscal year ended February 28, 1998, and may provide such services during the current fiscal year. Prior to April 1, 1998, Mr. Davis was a Limited Partner and Senior Director, Investment Banking of Goldman, Sachs & Co., which performed investment banking services for the Company during the fiscal year ended February 28, 1998, and may perform such services during the current fiscal year.


Certain Transactions

     Agreements with Retired Executives. The Company entered into Executive Employment and Deferred Compensation Agreements with Hyman Meyers, S. Sidney Meyers and Nathaniel Krumbein while these individuals were executive officers of the Company. The agreements provide for retirement compensation until an individual's death in an annual amount equal to 58% of the average of the highest three years of total cash compensation paid to the individual during any fiscal year in which he was employed by the Company. This amount will be reduced by the individual's primary social security benefit and by the amount determined to be payable under the employer portion of the Company's profit sharing plan. The payment to Hyman Meyers will end upon his death. S. Sidney Meyers and Nathaniel Krumbein elected to receive the actuarial equivalent of this amount as a joint and survivor annuity with their spouses, providing payments to them or their wives as long as either shall live. The Company owns and is beneficiary under life insurance contracts, purchased in full before the retirement of these individuals, which are intended to provide the Company with funds to meet its obligations under these agreements.

     During the year ended February 28, 1998, the Company made the following payments as retirement compensation: $98,152 to Hyman Meyers, $41,844 to S. Sidney Meyers, and $48,496 to Nathaniel Krumbein.

     The amount of retirement compensation is automatically increased annually by the lesser of 5% or one-half of the percentage increase in the consumer price index over the previous year. These agreements also provide that if a change of control occurs, amounts sufficient to satisfy the Company's future contractual obligations to each of these individuals (and his beneficiaries) under the agreements will be deposited in a trust with a national bank. The deposited amounts would be subject to the claims of creditors, but would not be otherwise available to the Company.

     During retirement, the individual is also entitled to discounted purchases, coverage under the Company's group health insurance plans, an office at a location selected by the Company, and customary office services to the same extent that he received at the time of retirement. The Company paid approximately $2,610 in health and life insurance premiums for Hyman Meyers and $4,986 for each of S. Sidney Meyers and Nathaniel Krumbein during the fiscal year ended February 28, 1998. The Company provided S. Sidney Meyers and Nathaniel Krumbein with office space and services, which they shared at a total cost of $60,190 during the fiscal year ended February 28, 1998.

     The Company may retain any of these individuals (with his consent) on a year-to-year basis during retirement to render consulting services as directed by the Board of Directors, at a minimum annual fee of $10,000, plus out-of-pocket expenses. The Company did not retain any of these individuals to render consulting services during the fiscal year ended February 28, 1998.

     Leases. During the past fiscal year, the Company rented five of its stores from Hyman Meyers, S. Sidney Meyers and Nathaniel Krumbein together with members of their families.(1) The leases generally provide for fixed rentals ranging from $16,538 to $101,475 per year; however, four of the leases provide for rent to be adjusted every three years with the new rent equal to four percent of net sales at the leased premises during the fiscal year immediately preceding the rental adjustment. As of April 24, 1998, the unexpired terms of all leases with members of the Meyers and Krumbein families, excluding renewal options, ranged from 6 months to 11 3/4 years. The Company believes that the rent and terms provided in these leases are fair and reasonable to the Company as tenant and will be generally comparable to the rent and terms of leases of similar properties in the same general location.

     During the fiscal year ended February 28, 1998, the Company paid rent pursuant to such leases aggregating $317,708. The table below sets forth certain information concerning the rent received during the fiscal year ended February 28, 1998, and rent to be received during the current fiscal year by these directors and members of their families on account of such leases.


----------
 (1)Under four of these leases, the Company pays real estate taxes and insurance premiums while the remaining two leases require the Company to pay 50% of real estate taxes and insurance premiums. In addition, under all leases, the Company as tenant bears the expense of real estate tax increases, provides maintenance, makes certain repairs and pays utility charges and insurance rate increases attributable to it. The leases also provide for rental escalations for any exercised renewal option based on increases in the Consumer Price Index.

                                                          Rent Received During       Minimum Annual
                                                           Fiscal Year Ended        Rent (at current
                                                           February 28, 1998      Annual Rental Rates)
                                                         ---------------------   ---------------------
Hyman Meyers .........................................        $   66,087                $ 71,926
S. Sidney Meyers .....................................            66,087                  71,926
Nathaniel Krumbein ...................................             1,535                   1,488
Amy M. Krumbein (Wife of Nathaniel Krumbein) .........            64,552                  70,438
Other family members .................................           110,783*                107,422

----------
     * Consists of the following amounts payable to adult children of the following individuals: Hyman Meyers, $36,935, S. Sidney Meyers, $36,924 and Nathaniel Krumbein, $36,924.


                            PRINCIPAL SHAREHOLDERS

     The following table lists the only persons known by the Company to be the beneficial owners of more than five percent of the Common Stock of the Company as of April 24, 1998.



                             Amount of
Name and Address of         Beneficial
Beneficial Owner             Ownership        Percent of Class
---------------------   ------------------   -----------------
FMR Corp. ...........        5,568,811(1)           9.76%
82 Devonshire Street
Boston, MA 02109

----------
     (1) FMR Corp. reported sole voting power with respect to 605,311 of such shares, shared voting power with respect to none of such shares and sole dispositive power with respect to 5,568,811 of such shares. The ownership information is based on the Schedule 13G/A filed on February 14, 1998.


                      APPROVAL OF 1998 STOCK OPTION PLAN

Introduction

     The Board of Directors of the Company has approved and adopted the Heilig-Meyers Company 1998 Stock Incentive Plan (the "1998 Plan") and directed that it be submitted to shareholders for approval.

     The 1998 Plan became effective as of April 1, 1998. Unless sooner terminated by the Board of Directors, the Plan will terminate on March 31, 2008. No awards may be made under the 1998 Plan after its termination.

     The 1998 Plan is intended to provide a means for selected key management employees and directors of the Company to increase their personal financial interest in the Company, thereby stimulating the efforts of these employees and strengthening their desire to remain with the Company (references to the "Company" in this section will include any parent and subsidiary corporations).


     The principal features of the 1998 Plan are summarized below. The summary is qualified by reference to the complete text of the plan, which is attached as Exhibit A.

General

     The 1998 Plan authorizes the reservation of 1,500,000 shares of Common Stock for issuance pursuant to awards. Such awards may be in the form of either incentive stock options or non-qualified stock options (as described below).

     If an award under the 1998 Plan or the Company's prior stock option plans is canceled, terminates or lapses unexercised, any unissued shares allocable to such award may be subjected again to an incentive award under the 1998 Plan. The Plan prohibits option repricing in which the exercise price is reduced. The number of shares that may be issued under the 1998 Plan can be adjusted in the event of a future stock dividend, stock split or other similar events affecting the Common Stock.

     The Common Stock is traded on the New York Stock Exchange, and on April 24, 1998, the closing price was $14 1/16.


Eligibility

     All present and future employees of the Company who hold positions with management responsibilities and directors who are not employees are eligible to receive awards under the 1998 Plan. The Company estimates that it has approximately 190 such employees and directors (71 of whom are officers) who may be eligible for awards.


Administration

     The 1998 Plan will be administered by a committee comprised of non-employee directors of the Company. The 1998 Plan is intended to conform to the provisions of Rule 16b-3 and to meet the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). Unless otherwise determined by the Board of Directors, the committee administering the 1998 Plan will be the Compensation Committee. The Compensation Committee has the power and complete discretion to determine when to grant awards, which eligible employees and directors will receive awards, whether the award will be an incentive or non-qualified stock option and the number of shares to be allocated to each award. The Compensation Committee may impose conditions on the exercise of options, and may impose such other restrictions and requirements as it may deem appropriate.


Stock Options

     Options to purchase shares of Common Stock granted under the 1998 Plan may be incentive stock options or non-qualified stock options. Incentive stock options qualify for favorable income tax treatment under Section 422 of the Internal Revenue Code, while non-qualified stock options do not. The purchase price of Common Stock covered by an option may not be less than 100% (or, in the case of an incentive stock option granted to a 10% shareholder, 110%) of the fair market value of the Common Stock on the date of the option grant. Fair market value means the average of the highest and the lowest registered sales prices of the Common Stock on the New York Stock Exchange.

     The value of incentive stock options, based on the exercise price, that can be exercisable for the first time in any calendar year under the 1998 Plan or any other similar plan maintained by the Company is limited to $100,000 for each participant. A participant may not receive an award of options under the 1998 Plan with respect to more than 150,000 shares of Common Stock during any one fiscal year of the Company.

     Options may only be exercised at such times as may be specified by the Compensation Committee. Incentive stock options may not be exercised after the first to occur of (i) ten years (or, in the case of an incentive stock option granted to a 10% shareholder, five years) from the date on which the incentive stock option was granted, (ii) three months from the optionee's termination of employment with the Company for reasons other than death or disability, or (iii) one year from the optionee's termination of employment on account of death or disability. The Compensation Committee may grant options with a provision that an option not otherwise exercisable will become exercisable upon a Change of Control (as defined in the 1998 Plan). The Compensation Committee may also accelerate the expiration date of outstanding options in the event of a Change of Control.

     An optionee exercising an option may pay the purchase price in cash. If the option provides, payment may also be made by delivering or having withheld shares of Common Stock, by delivering a promissory note, or by delivering an exercise notice together with irrevocable instructions to a broker to deliver to the Company the amount of sale or loan proceeds from the option shares. The Plan does not provide for "reload" options, which is a new option equal in amount to the number of shares delivered to exercise the option with an exercise price equal to the fair market value of the Common Stock on the date of delivery.


Transferability of Awards

     Non-qualified stock options are transferable to the extent provided in the stock option agreement. Incentive stock options are not transferable.


Amendment of the 1998 Plan and Awards

     The Board of Directors may amend the 1998 Plan in such respects as it deems advisable. Shareholder approval must be obtained for any amendment to the extent required by Federal or state law or under the rules of a stock exchange. Awards granted under the 1998 Plan may be amended with the consent of the recipient so long as the amended award is consistent with the terms of the Plan.


Federal Income Tax Consequences

     Generally, a participant will not incur federal income tax when he is granted a non-qualified stock option or an incentive stock option.

     Upon exercise of a non-qualified stock option, a participant generally will recognize compensation income equal to the difference between the fair market value of the Common Stock on the date of the exercise and the option price. Generally, such amounts will be included in the participant's gross income in the taxable year in which exercise occurs. The compensation income recognized by the Participant is subject to income tax withholding by the Company.

     Upon exercise of an incentive stock option, a participant generally will not recognize income subject to tax, unless the participant is subject to the alternative minimum tax. If the participant holds the Common Stock acquired upon the exercise of an incentive stock option until the later of two years after the option was awarded to the participant or one year after the Common Stock was issued to the participant, then any profit or loss realized on the later sale or exchange of the Common Stock will be capital gain or loss.

     If the option agreement provides, a participant may pay the purchase price on the exercise of a non-qualified stock option or an incentive stock option by delivery of cash or shares of Common Stock, or a combination of cash and Common Stock. Usually when a participant delivers shares of Common Stock in satisfaction of all, or any part, of the purchase price, no taxable gain is recognized on any appreciation in the value of the previously held Common Stock.

     Assuming that a participant's compensation is otherwise reasonable and that the statutory limitations on compensation deductions by publicly-held companies imposed under Section 162(m) of the Internal Revenue Code do not apply, the Company usually will be entitled to a business expense deduction at the time and in the amount that the recipient of an non-qualified stock option recognizes ordinary compensation income in connection therewith, as described above. The Company generally does not receive a deduction in connection with the exercise of an incentive stock option, unless the participant disposes of Common Stock received upon exercise of such option in violation of the holding period requirements.

     This summary of Federal income tax consequences of non-qualified stock options and incentive stock options does not purport to be complete. There may also be state and local income taxes applicable to these transactions.


Vote Required

     Approval of the Heilig-Meyers Company 1998 Stock Incentive Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock voting at the Annual Meeting of Shareholders.

     The Board of Directors believes that approval of the Heilig-Meyers Company 1998 Stock Incentive Plan is in the best interest of all shareholders and, accordingly, recommends a vote "FOR" approval of the proposed Heilig-Meyers Company 1998 Stock Incentive Plan.


                     RATIFICATION OF SELECTION OF AUDITORS

     Deloitte & Touche LLP, independent certified public accountants, has been selected by the Board of Directors as accountants and auditors for the Company for the current fiscal year, subject to ratification or rejection by the shareholders. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from shareholders. In the event the shareholders do not ratify the selection of Deloitte & Touche LLP, the selection of other accountants and auditors will be considered by the Board of Directors.


                                 OTHER MATTERS

     The Board of Directors knows of no other matters which will be brought before the meeting. However, if any other matters are properly presented, or if any question arises as to whether any matter has been properly presented and is a proper subject for shareholder action, the persons named as proxies in the accompanying proxy intend to vote the shares represented by such proxy in accordance with their best judgment.


                    SHAREHOLDER PROPOSALS FOR 1999 MEETING

     Proposals of shareholders intended to be presented at the 1999 Annual Meeting must be received by the Company at its principal executive offices no later than January 8, 1999, for inclusion in the Company's 1999 proxy materials. Such proposals should meet the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                              FURTHER INFORMATION

     The Company will provide without charge to each person from whom a proxy is solicited by the Board of Directors, upon the written request of any such person, a copy of the Company's annual report on Form 10-K, including the financial statements thereto, required to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, for the Company's fiscal year ended February 28, 1998. Such written requests should be sent to the Office of the Treasurer, Heilig-Meyers Company, 12560 West Creek Parkway, Richmond, Virginia 23238.

                                        By Order of the Board of Directors



                                        PAIGE H. WILSON
                                        Secretary

May 8, 1998


PLEASE FILL IN, SIGN, DATE AND RETURN PROMPTLY THE ACCOMPANYING PROXY. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR OWN SHARES.

                                                                       EXHIBIT A


                             HEILIG-MEYERS COMPANY
                           1998 STOCK INCENTIVE PLAN

     1. Purpose. The purpose of this Heilig-Meyers Company 1998 Stock Incentive Plan (the "Plan") is to further the long term stability and financial success of Heilig-Meyers Company (the "Company") by attracting and retaining key employees of the Company through the use of stock incentives. It is believed that ownership of Company Stock will stimulate the efforts of those employees and directors of the Company upon whose judgment and interest the Company is and will be largely dependent for the successful conduct of its business. It is also believed that Awards granted to such employees and directors under this Plan will strengthen their desire to remain with the Company and will further the identification of those employees' and directors' interests with those of the Company's shareholders.

     2. Definitions. As used in the Plan, the following terms have the meanings indicated:

       (a) "Award" means the award of an Option under the Plan.

       (b) "Board" means the board of directors of the Company.

       (c) "Change of Control" means:

          (i) The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding for this purpose, any such acquisition by the Company or any of its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the common stock and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be; or

          (ii) Individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company ((within the scope of Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934)); or

          (iii) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the common stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or a complete liquidation or dissolution of the Company or of its sale or other disposition of all or substantially all of the assets of the Company.

       (d) "Code" means the Internal Revenue Code of 1986, as amended.

       (e) "Company" means Heilig-Meyers Company, a Virginia corporation.

       (f) "Company Stock" means Common Stock of the Company. If the par value of the Company Stock is changed, or in the event of a change in the capital structure of the Company (as provided in Section 11), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

       (g) "Compensation Committee" or "Committee" means the committee (or subcommittee) appointed by the Board as described under Section 12.

       (h) "Date of Grant" means the effective date of an Award granted by the Compensation Committee.

       (i) "Disability" or "Disabled" means, as to an Incentive Stock Option, a Disability within the meaning of Section 22(e)(3) of the Code. As to all other Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

       (j) "Fair Market Value" means as of the Date of Grant (or, if there were no trades on the Date of Grant, the last preceding day on which Company Stock was traded) (i) if the Company Stock is traded on an exchange, the average of the highest and lowest registered sales prices of the Company Stock at which it is traded on such date on the exchange on which it generally has the greatest trading volume or (ii) if the Company Stock is traded in the over-the-counter market, the average between the closing bid and asked prices on such date as reported by NASDAQ.

       (k) "Incentive Stock Option" means an Option intended to meet the requirements of, and qualify for favorable Federal income tax treatment under, Section 422 of the Code.

       (l) "Non-Qualified Stock Option" means an Option, which does not meet the requirements of Section 422 of the Code, or even if meeting the requirements of Section 422 of the Code, is not intended to be an Incentive Stock Option and is so designated.

       (m) "Option" means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

       (n) "Parent" means, with respect to any corporation, a "parent corporation" of that corporation within the meaning of Section 425(e) of the Code.

       (o) "Participant" means any employee who receives an Award under the Plan.

       (p)  "Plan" means this Heilig-Meyers Company 1998 Stock Incentive Plan.

       (q) "Rule 16b-3" means Rule 16b-3 of the Securities Exchange Act of 1934. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 enacted after the effective date of the Plan's adoption.

       (r) "Subsidiary" means, with respect to any corporation, a "subsidiary corporation" of that corporation within the meaning of Section 425(f) of the Code.

       (s) "10% Shareholder" means a person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company. Indirect ownership of stock shall be determined in accordance with Section 425(d) of the Code.

     3. General. The Plan is intended to permit the award to eligible employees of Options qualifying as Incentive Stock Options or Non-Qualified Stock Options as designated by the Committee at the time of grant and the award to eligible directors who are not employees of the Company of Non-Qualified Stock Options as designated by the Committee at the time of grant.

     4. Stock. Subject to Section 11 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 1,500,000 shares of Company Stock, which shall be authorized, but unissued, shares. Shares that have not been issued under the Heilig-Meyers Company 1994 Stock Option Plan (the "1994 Plan"), the Company's 1990 Stock Option Plan (the "1990 Plan"), or shares allocable to options or portions thereof that expire or otherwise terminate unexercised under the Company's 1983 Stock Option Plan (the "1983 Plan"), the 1990 Plan, the 1994 Plan or this Plan may be subjected to an Award under the Plan. Shares allocable to Options or portions thereof granted under the Plan that expire or otherwise terminate unexercised may again be subjected to an Award under the Plan. The Committee is expressly authorized to make an Award to a Participant conditioned upon the surrender for cancellation of an existing Award or Option granted under this Plan, the 1983 Plan, the 1990 Plan or the 1994 Plan; provided, however, that the Committee is expressly prohibited from making such an Award if such Award reduces the Option exercise price of Company Stock covered by the existing Award or Option being surrendered. For purposes of determining the number of shares that are available for Awards under the Plan, such number shall, if permissible under Rule 16b-3, include the number of shares surrendered by an optionee or retained by the Company in payment of federal and state income tax withholding liabilities upon exercise of a Non-Qualified Stock.

   5. Eligibility.

       (a) Any employee of the Company (or Parent or Subsidiary of the Company) who, in the judgment of the Committee has contributed or can be expected to contribute to the profits or growth of the Company (or Parent or Subsidiary) shall be eligible to receive Awards under the Plan. Directors of the Company who are not employees of the Company are also eligible to participate in the Plan. The Committee shall have the power and complete discretion, as provided in Section 12, to select eligible employees and directors to receive Awards and to determine for each participant the terms and conditions, the nature of the award and the number of shares to be allocated to each employee as part of each Award.

       (b) The grant of an Award shall not obligate the Company or any Parent or Subsidiary of the Company to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant or to make further grants to the employee at any time thereafter or to retain any person as a director of the Company for any period of time.

   6. Stock Options.

       (a) Whenever the Committee deems it appropriate to grant Options, notice shall be given to the eligible employee stating the number of shares for which Options are granted, the Option price per share, whether the Options are Incentive Stock Options or Non-Qualified Stock Options, and the conditions to which the grant and exercise of the Options are subject.
    This notice, when duly accepted in writing by the Participant, shall become a stock option agreement between the Company and the Participant.

       (b) The exercise price of shares of Company Stock covered by an Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant; provided, that if an Incentive Stock Option is granted to a Participant who, at the time of the grant, is a 10% Shareholder, then the exercise price of the Shares of the Company Stock covered by the Incentive Stock Option shall be not less than 110% of the Fair Market Value of such shares on the Date of Grant.

       (c) Neither an employee nor a director may receive Awards of Options under the Plan with respect to more than 150,000 shares of Company Stock during any "one-year period," which for purposes of this Plan, shall mean the Company's fiscal year beginning on March 1 of each year and ending on the last day of February of each year.

       (d) Options may be exercised in whole or in part at such times as may be specified by the Committee in the applicable stock option agreement; provided that the exercise provisions for Incentive Stock Options shall in all events not be more liberal than the following provisions:

          (i) No Incentive Stock Option may be exercised after the first to occur of (x) ten years (or, in the case of an Incentive Stock Option granted to a 10% Shareholder, five years) from the Date of Grant, (y) three months from the employee's retirement or termination of employment with the Company and its parent and Subsidiary corporations for reasons other than Disability or death, or (z) one year from the employee's termination of employment on account of Disability or death.


          (ii) Except as otherwise provided in this paragraph, no Incentive Stock Option may be exercised unless the employee is employed by the Company or a Parent or Subsidiary of the Company at the time of the exercise (or was so employed not more than three months before the time of the exercise) and has been employed by the Company or a Parent or Subsidiary of the Company at all times since the Date of Grant. If an employee's employment is terminated other than by reason of his Disability or death at a time when the employee holds an Incentive Stock Option that is exercisable (in whole or in part), the employee may exercise any or all of the exercisable portion of the Incentive Stock Option (to the extent exercisable on the date of termination) within three months after the employee's termination of employment. If an employee's employment is terminated by reason of his Disability at a time when the employee holds an Incentive Stock Option that is exercisable (in whole or in part), the employee may exercise any or all of the exercisable portion of the Incentive Stock Option (to the extent exercisable on the date of Disability) within one year after the employee's termination of employment. If an employee's employment is terminated by reason of his death at a time when the employee holds an Incentive Stock Option that is exercisable (in whole or in part), the Incentive Stock Option may be exercised (to the extent exercisable on the date of death) within one year after the employee's death by the person to whom the employee's rights under the Incentive Stock Option shall have passed by will or by the laws of descent and distribution.

          (iii) An Incentive Stock Option by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the

              Company Stock with respect to which incentive stock options are exercisable for the first time during the calendar year does not exceed $100,000 (the "Limitation Amount"). Incentive Stock Options granted under the Plan and similar incentive options granted after 1986 under all other plans of the Company and any Parent or Subsidiary of the Company shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Non-Qualified Stock Options to the extent permitted by law.

       (e) The Committee may, in its discretion, grant Options which by their terms become fully exercisable upon a Change of Control, notwithstanding other conditions on exercisability in the stock option agreement.

   7. Method of Exercise of Options and Stock Appreciation Rights.

       (a) Options may be exercised by the Participant giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option. Such notice shall be effective only if accompanied by the exercise price in full in cash; provided that if the terms of an Option so permit, the Participant may (i) deliver share of already owned Company Stock held for at least six (6) months or purchased on the open market, or cause to be withheld from the Option Shares, shares of Company Stock (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price, (ii) deliver a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of the sale or loan proceeds to pay the exercise price, or
    (iii) deliver an interest bearing promissory note, payable to the Company, in payment of all or part of the exercise price together with such collateral as may be required by the Committee at the time of exercise.
    The interest rate under any such promissory note shall be equal to the minimum interest rate required at the time to avoid imputed interest to the Participant under the Code. For purposes of the method of payment described in (a)(ii) above, the exercise shall be deemed to have occurred on the date the Company receives the exercise notice (accompanied by the broker instructions).

       (b) The Company may place on any certificate representing Company Stock issued upon the exercise of an Option any legend deemed desirable by the Company's counsel to comply with Federal or state securities laws, and the Company may require of the Participant a customary written indication of his investment intent. Until the Participant has made any required payment, including any applicable withholding taxes, and has had issued to him a certificate for the shares of Company Stock acquired, he shall possess no shareholder rights with respect to the shares.

       (c) As an alternative to making a cash payment to the Company to satisfy tax withholding obligations, the Committee may establish procedures permitting the Participant to elect to (i) deliver shares of already owned Company Stock held for at least six (6) months or purchased on the open market or (ii) have the Company retain the number of shares of Company Stock that would satisfy all or a specified portion of the Federal, state and local tax liabilities of the Participant in the year the Award becomes subject to tax. Any such election shall be made only in accordance with procedures established by the Committee.

     8. Transferability of Options. Non-Qualified Stock Options shall be transferable if and to the extent provided in Participant's stock option agreement.

     9. Effective Date of the Plan. This Plan shall be effective on April 1, 1998, and shall be submitted to the shareholders of the Company for approval. Until (i) the Plan has been approved by the Company's shareholders, and (ii) the requirements of any applicable federal or state securities laws have been met, no Option shall be exercisable under the Plan.

     10. Termination, Modification, Change. If not sooner terminated by the Board, this Plan shall terminate at the close of business on March 31, 2008. No Awards shall be made under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided, that (i) any Federal or state law or regulation including without limitation the Code, the Securities Exchange Act of 1934 and all rules promulgated thereunder or (ii) any rules of all domestic exchanges on which the Company Stock is traded, no change shall be made that requires shareholder approval unless such change is authorized by the shareholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Awards as it deems appropriate to ensure compliance with Rule 16b-3 and to cause Options to meet the requirements of the Code and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant's rights under an Award previously granted to the Participant.

   11. Change in Capital Structure.

       (a) In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Options then outstanding or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan, the exercise price and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any unexercised Option, the Committee may adjust appropriately the number of shares covered by the Option so as to eliminate the fractional shares.

       (b) If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company's outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company's assets, the Committee may take such actions with respect to outstanding Awards as the Committee deems appropriate.

       (c) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee's determination shall be conclusive and binding on all persons for all purposes.

       (d) If a Change of Control occurs, the Committee may take such actions with respect to outstanding Options as the Committee deems appropriate. These actions may include, but shall not be limited to, accelerating the expiration date of any or all outstanding Options and the dates on which any part of the Options may be exercised, in which case they shall be exercisable in full on dates designated by the Committee. The effectiveness of such acceleration, and any exercise of Options pursuant thereto with respect to shares in excess of the number of shares which could have been exercised in the absence of such acceleration, shall be conditioned upon the consummation of the applicable Change of Control.

     12. Administration of the Plan. The Plan shall be administered by the Compensation Committee (the "Committee") of the Board, unless the Board shall appoint another committee (or subcommittee) to administer the Plan, in which case that other committee (or subcommittee) shall be the Committee for purposes of this Plan. The Committee shall have general authority to impose any limitation or condition upon an Award the Committee deems appropriate to achieve the objectives of the Award and the Plan and, in addition, and without limitation and in addition to powers set forth elsewhere in the Plan, shall have the following specific authority:

       (a) The Committee shall have the power and complete discretion to determine (i) which eligible employees shall receive an Award and the nature of the Award, (ii) the number of shares of Company Stock to be covered by each Award, (iii) whether Options shall be Incentive Stock Options or Non-Qualified Stock Options, (iv) the time or times when an Award shall be granted, (v) whether an Award shall become vested over a period of time and when it shall be fully vested, (vi) when Options may be exercised, (vii) whether a Disability exists, (viii) the manner in which payment will be made upon the exercise of Options, (ix) conditions relating to the length of time before disposition of Company Stock received upon the exercise of Options is permitted, (x) notice provisions relating to the sale of Company Stock acquired under the Plan, and (xi) any additional requirements relating to Awards that the Committee deems appropriate. Notwithstanding the foregoing, no "tandem stock options" (where two stock options are issued together and the exercise of one option affects the right to exercise the other option) may be issued in connection with Incentive Stock Options. The Committee shall also have the power to amend the terms of previously granted Awards so long as the terms as amended are consistent with the terms of the Plan and, where applicable, consistent with the qualification of the Option as an Incentive Stock Option; provided, however, that the Committee shall not have the power to amend the terms of previously granted Awards to reduce the Option exercise price of Company Stock covered by the Award except pursuant to Section 11. The consent of the Participant must be obtained with respect to any amendment that would adversely affect a Participant's rights under the Award, except that such consent will not be required if the amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Award.

       (b) The Committee may adopt rules and regulations for carrying out the Plan. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

       (c) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

     13. Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (a) if to the Company -- at its principal business address to the attention of the Treasurer; (b) if to any Participant -- at the last address of the Participant known to the sender at the time the notice or other communication is sent.

     14. Interpretation. The terms of this Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury or his delegate relating to the qualification of Incentive Stock Options under the Code and are subject to all present and future rulings of the Securities Exchange Commission with respect to Rule 16b-3. The terms of this Plan shall be governed by the laws of the Commonwealth of Virginia.

[ X ]  PLEASE MARK VOTES
       AS IN THIS EXAMPLE

                             ---------------------
                              HEILIG-MEYERS COMPANY
                             ---------------------
                                  COMMON STOCK

Mark box at right if an address change or commitment has been noted on the
reverse side of this card.          [ ]

RECORD DATE SHARES:

Please be sure to sign and date this Proxy.     Date_____________________


-----------------------------------------  ------------------------------
    Shareholder sign here                       Co-owner sign here


1. ELECTION OF DIRECTORS

William C. DeRusha              Alan G. Fleischer
Troy A. Peery, Jr.              Nathaniel Krumbeln
Alexander Alexander             Hyman Meyers
Robert L. Burrus, Jr.           S. Sidney Meyers
Beverley E. Dalton              Lawrence N. Smith
Charles A. Davis                Eugene P. Trani
Benjamin F. Edwards III         L. Douglas Wilder

                                For    Withhold   For All Except
                                [ ]      [ ]           [ ]

NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through that nominee's name in the list above. Your shares will be voted for the remaining nominees.

2. Approval of the 1998 Stock Incentive Plan.
                                For     Against    Abstain
                                [ ]       [ ]        [ ]


3. Ratification of the selection of Deloitte & Touche LLP as accountants and auditors for the current fiscal year.
                                For     Against    Abstain
                                [ ]       [ ]        [ ]

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


DETACH CARD                                                        DETACH CARD

   COMMON                                                       COMMON
                              HEILIG-MEYERS COMPANY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all previous proxies, hereby appoints Troy A. Peery, Jr. and David W. Robertson, and each of them, proxies with full power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Heilig-Meyers Company (the "Company") to be held on June 17, 1998, and to vote, as directed on the reverse, all the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of each of the nominees named in Proposal 1, FOR Proposal 2 and FOR Proposal 3.

The undersigned acknowledges receipt of the Notice of Annual Meeting and of the Proxy Statement attached thereto.

            PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as name(s) appear(s) on the reverse. If shares are held by two or more persons as joint tenants, any of such persons may sign. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?

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